EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-152765, 333-174670, 333-177030, 333-196393, 333-206111, 333-212412, 333-256252 and 333-265553 on Form S-8 of our reports dated February 19, 2025, relating to the financial statements of ANSYS, Inc. and the effectiveness of ANSYS, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania

February 19, 2025